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                                                                   EXHIBIT 10.2


                   OPTION TO PURCHASE AND ESCROW INSTRUCTIONS

         This Option to Purchase and Escrow Instructions ("Agreement") is made this 9th day of October, 1996, by and between AMERICAN CASINO ENTERPRISES, INC., a Nevada corporation ("Optionor"); VICTORSON & ASSOCIATES, INC., a Nevada corporation, and FRED VICTORSON, individually ("Optionee"); and UNITED TITLE OF NEVADA ("Title Company" and "Escrow Agent"); with reference to the following facts, and is as following:

                                R E C I T A L S :

         A. Optionor is or will be the owner of that certain real property (the "Property") situate in the County of Clark, State of Nevada, more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference.

         B. Optionee desires to obtain an option or options to purchase the Property from Optionor, and Optionor desires to grant Optionee such option, all upon the terms and conditions below set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions below set forth, and other valuable consideration, Optionor and Optionee agree, and hereby instruct Title Company, as follows:

         1. GRANT OF OPTIONS. Optionor hereby grants to Optionee, and Optionee hereby accepts from Optionor, the exclusive option to purchase the Property on the terms and provisions set forth herein (the "Option").

         2. OPTION CONSIDERATION. The consideration for the Option (the "Option Consideration") is Optionee's non-refundable payment to Optionor, in good and sufficient funds, of the amount of ONE HUNDRED AND NO/100THS DOLLARS ($100.00), the receipt of which is hereby acknowledged by Optionor.

         3. TERM OF OPTION. The term of the Option (the "Option Term") shall commence on the Escrow Opening Date (below defined), and shall expire at 5:00 p.m. PST on the one hundred twentieth (120th) day from and after the Escrow Opening Date.

         4. EXERCISE. Optionee may exercise the Option only by delivering written notice of such exercise (the "Exercise Notice") to Optionor and Escrow Agent no later than 5:00 P.M. PST on the one hundred tenth (110th) day of the Option Term, which Exercise Notice shall set a date for the close of Optionee's purchase of the Property (the "Closing Date"), which date shall be no earlier than three (3) nor later than ten (10) calendar days after delivery of the Exercise Notice to Optionor or the last day of the Option Term.

         5. SALE AND PURCHASE. Upon Optionee's exercise of the Option in accordance with this Agreement, this Agreement shall constitute an agreement of purchase and sale and escrow instructions for the purchase and sale of the Property. Optionor shall sell to Optionee, and Optionee shall purchase from Optionor, the Property for the purchase price and upon the terms and conditions set forth in this Agreement.

         6. PURCHASE PRICE.

                  6.1 Amount. The Purchase Price for the Property (the "Purchase Price") shall be the sum of the following:

                           (a) The outstanding principal balance of the existing
promissory note (the "Note"), secured by the deed of trust presently encumbering the Property;

                           (b) The cash portion of the purchase price paid by
Optionor at the closing of its purchase of the Property;

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                           (c) The amount of all payments made by Optionor
during the Option Term as required pursuant to the terms and provisions of the Note; and

                           (d) An amount equal to the greater of (i) sixteen
percent(16%), per annum, of and added to the sum of 6.1(b) and (c) above or (ii) fifty percent (50%) of the profit realized by Optionee should Optionee sell, transfer, convey or assign its interest in the Property or this Agreement during the Option Term (any such event, a "Transfer"). A Transfer shall not include any transaction pursuant to which (i) Optionee retains at least a five percent (5%) ownership interest in the Property or the entity which will purchase the Property or (ii) maintains a continuing contractual relationship with the owner of the Property pursuant to which Optionee renders substantive services to such owner in connection with its development of the Property.

                  6.2 Method of Payment. The Purchase Price shall be paid at Closing (below defined) in U.S. currency, by cashier's check issued by a bank or other depository acceptable to Title Company or via wire-transferred funds.

         7. ESCROW.

                  7.1 Opening. Immediately upon Optionor's and Optionee's execution and delivery of this Agreement, and in no event later than three (3) business days thereafter, Optionee shall deliver to Title Company a copy of a fully executed original of this Agreement. The date by which such delivery is made shall be the "Escrow Opening Date". This Agreement shall serve as escrow instructions to Title Company, and Title Company is hereby authorized and instructed to act in accordance with the terms of this Agreement. The parties shall execute any additional instructions to Title Company necessary to carry out the terms and conditions of this Agreement, provided such escrow instructions shall be subject to approval by the parties hereto. The terms of the escrow instructions shall not supersede the terms of this Agreement; and in the event of conflict, the terms of this Agreement shall be controlling, unless a contrary intent is clearly indicated by the parties.

                  7.2 Closing. Escrow shall close on the Closing Date or such other date as is mutually acceptable to Optionor and Optionee.

         8. TITLE. At Closing, Optionor shall deliver fee simple title to the Property to Optionee, subject only to those exceptions to, and conditions of, title to which Optionor took title to the Property from Optionee (the "Permitted Exceptions").

         9. DELIVERIES AT CLOSING.

                  9.1 Optionee's Deliveries. Optionee shall deliver to Title Company, on or before Closing, the following:

                           9.1.1 Purchase Money. The Purchase Price in the form
provided for in Paragraph 6.2.

                           9.1.2 Additional Documentation. Such additional
documents and instruments as may be reasonably required by Title Company to consummate the Closing.

                  9.2 Optionor's Deliveries. Optionor shall deliver to Title Company, on or before Closing, the following:

                           9.2.1 The Optionor's Deed. A grant, bargain and sale
deed on Title Company's standard from (the "Optionor's Deed") conveying the Property to Optionee (or any designee thereof as provided in writing by Optionee) signed and acknowledged by Optionor.


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                           9.2.2 Optionor's IRS Section 1445 Affidavit. An
Affidavit on Title Company's standard form executed in satisfaction of the requirements of Section 1445 of the United States Internal Revenue Code.

                           9.2.3 Optionor's Charges. If the funds deposited with
Title Company by Optionee are insufficient to (i) discharge all record encumbrances other than the Permitted Title Exceptions and (ii) pay the charges to Optionor under the Section of this Agreement entitled "Prorations, Fees and Costs", Optionor shall deliver to Title Company sufficient funds and instruments to discharge and pay such encumbrances and charges.

         10. THE CLOSING.

                  10.1 Conditions to Closing. Title Company shall close Escrow (the "Closing") on or before the Closing Date. Title Company shall effect the Closing by (i) filing for record the Optionor's Deed (and such other documents as may be necessary to procure the title policy); and (ii) delivering funds and documents to the parties as appropriate WHEN AND ONLY WHEN each of the following conditions has been satisfied:

                           10.1.1 Deliveries. All funds and documents described
in Section 9 have been delivered to Title Company.

                           10.1.2 Conditions Precedent. All of the conditions
precedent in Section 8 have been satisfied or waived in the manner set forth therein.

                           10.1.3 Closing Statement. Title Company shall have
delivered to the parties and the parties shall have approved the proposed closing statement.

                           10.1.4 Title Polices. Title Company is prepared to
issue an American Land Title Association ("ALTA") owner's policy of title insurance with coverage in the amount of the Purchase Price, insuring that fee simple title to the applicable portion of the Property vests in Optionee subject only to (i) standard printed form exclusions from coverage of such policy of title insurance, and (ii) the Permitted Title Exceptions.

         11. PRORATIONS, CREDITS AND COSTS

                  11.1 Prorations. Escrow Agent shall prorate (that is, apportion) between the parties, in cash, to the Closing Date on the basis of a 30-day month, the following:

                           11.1.1 Taxes. General and special real estate taxes
and assessments, based on the regular tax bill for the fiscal year in which the Escrow closes (or, if such tax bill has not been issued as of the Closing Date, the regular tax bill for the fiscal year preceding that in which the Escrow closes).

                           11.1.2 Utilities. If applicable, all utilities,
including gas, water, sewer, electricity, telephone and other utilities supplied to the Property shall be read as of the Closing Date. Optionor shall be responsible for payment of all amounts applicable to time periods prior to the Closing and Optionee shall be responsible for all time periods thereafter.

                           11.1.3 Other Items. All other applicable proratable
items including, without limitation, insurance premiums, licenses and permits.

                           11.2 Closing Costs. Each party shall pay the cost of
preparing the instruments to be furnished by such party and any attorneys' fees incurred by such party. The cost of the ALTA title insurance policy premium, the recording fee for the deed, the real estate transfer tax and the Escrow Agent's fee shall

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be paid by Optionee. All other closing costs, shall be paid equally by the parties.

         12. WARRANTIES AND REPRESENTATIONS OF OPTIONOR. Optionor hereby represents and warrants to Optionee all of the following, each of which is true in all respects as of the date of this Agreement and shall be so at each Closing.

                  12.1 Actions, Suits or Proceedings. Optionor has not received notice of, and has no knowledge of, any actions, suits, or proceedings which are pending or threatened before any governmental department, commission, board, bureau, agency or instrumentality that would materially and adversely affect the Property or the right to occupy or utilize it, and there is no litigation to which Optionor is a party, pending or, to the actual knowledge of Optionor, threatened, which adversely affects the Property.

                  12.2 Power and Authority. Optionor has the full right and authority to enter into this Agreement and consummate the transactions contemplated herein; each of the persons signing this Agreement and exhibits attached hereto on behalf of Optionor is authorized to so sign; and the execution, consent or acknowledgement of no other person or entity is necessary in order to validate the execution of this Agreement by Optionor.

                  12.3 Other Agreements. Entry into this Agreement, and the performance by Optionor of its obligations hereunder, does not contravene or constitute a breach of any agreement, contract or indenture to which Optionor is a party.

                  12.4 Condemnation. There are no condemnation or eminent domain proceedings now pending or, to the knowledge of Optionor, anticipated with respect to the Property.

                  12.5 Maintenance During Escrow and Condition at Closing. Optionor shall maintain the Property until Closing in its present condition, acts of God excepted.

                  12.6 Changes in Agreements; Title. Prior to Closing Optionor will not knowingly violate or modify, either orally or in writing, any agreement presently affecting the Property, or create or suffer to be created or incurred any new agreements, liens or encumbrances affecting the Property, without Optionee's prior written approval.

                  12.7 No Optionor Bankruptcy Proceedings. Optionor is not the subject of a bankruptcy proceeding.

                  12.8 Notice of Change. Optionor will promptly notify Optionee of any fact or circumstance which becomes actually known to Optionor between the date of this Agreement and the Closing which renders untrue any representation made by Optionor in this Section.

                  12.9 Existing Loan. Optionor will not prepay any portion of the Note during the Option Term.

         13. WARRANTIES AND REPRESENTATIONS OF OPTIONEE. Optionee warrants and represents to Optionor as follows:

                  13.1 Power and Authority. Optionee has the full right and authority to enter into this Agreement and consummate the transactions contemplated herein; each of the persons signing this Agreement and exhibits attached hereto on behalf of Optionee is authorized to so sign; and the execution, consent or acknowledgement of no other person or entity is necessary in order to validate the execution of this Agreement by Optionee.

                  13.2 Other Agreements. Entry into this Agreement, and the performance by Optionee of its obligations hereunder, does not contravene or constitute a

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breach of any agreement, contract or indenture to which Optionee is a party.

         14. BROKERAGE COMMISSIONS. Each party warrants to the other that the warranting party has incurred no obligations, by reason of this Agreement or the transaction contemplated hereby, for a real estate brokerage commission or finder's fee for which the other party would be liable. Each party will hold the other party free and harmless from and against any damage or expense the other party may incur by reason of the untruth as to the warranting party of the foregoing warranty, including expenses for attorneys' fees and court costs.

         15. NOTICES.

                  15.1 Time of Delivery, Addresses. Unless otherwise specifically provided in this Agreement, all notices, demands or other communications given hereunder shall be in writing and will be deemed to have been duly delivered upon personal delivery, as of the next day after deposit with a commonly accepted courier for over-night delivery, or as of the third business day after mailing by United States certified mail, return receipt requested, postage prepaid, and addressed as follows:


         If to Optionor, to:           Victorson & Associates, Inc.
                                       Fred Victorson
                                       3301 West Spring Mountain Road, Suite 9
                                       Las Vegas, Nevada 89108.

         With copy to:                 Michael H. Singer, Esq.
                                       520 South Fourth Street, Second Floor
                                       Las Vegas, Nevada 89101-6593

         If to Optionee, to:           American Casino Enterprises, Inc.
                                       6243 Industrial Road
                                       Las Vegas, Nevada 89108

         With copies to:               Dave Davis, Esq.
                                       Hale, Lane, Peek, Dennison,
                                       Howard, Anderson and Pearl
                                       100 West Liberty Street, 10th Floor
                                       Reno, Nevada 89501

                                       Jay H. Brown, Esq.
                                       520 South Fourth Street
                                       Las Vegas, Nevada 89101-6593

         If to Escrow Agent, to:       United Title of Nevada
                                       2300 W. Sahara, Suite 140
                                       Las Vegas, Nevada 89102

or such other address as any party may designate to the others for such purpose in the manner set forth above.

         16. GENERAL PROVISIONS.

                  16.1 Survival of Provisions. The representations, warranties, agreements and indemnities set forth in this Agreement shall remain operative, shall be deemed made at Closing, and shall survive the Closing for a period not to exceed one year.

                  16.2 Possession. Possession of the Property shall be delivered to Optionee at Closing.

                  16.3 Incorporation of Recitals and Exhibits. All recitals set forth at the beginning of this Agreement and all exhibits attached to and

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referred to in this Agreement are incorporated into this Agreement as though fully set forth in this Agreement.

                  16.4 Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement.

                  16.5 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understanding, representations and statements, oral or written, are merged into this Agreement.

                  16.6 Modification. No modification, waiver or discharge of this Agreement shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver or discharge is or may be sought.

                  16.7 No Partnership or Joint Venture. Optionor or Optionee shall not, by virtue of this Agreement or otherwise, in any way or for any reason be deemed to have become a partner or joint venturer of the other in the conduct of its business or otherwise.

                  16.8 Further Assurances; Development Agreement. Optionee is currently a party to an agreement with Clark County, Nevada, entitled "Development Agreement Between Clark County, Nevada and Fred Victorson" (the "Development Agreement") which establishes, among other things, certain conditional entitlements with respect to the development of the Property. In the event Optionee does not purchase the Property from Optionor, Optionee shall upon request of Optionor render reasonable and good faith efforts and cooperation to obtain Clark County's consent to the assignment of Optionee's rights under the Development Agreement to Optionor. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent and agreements of the parties hereto.

                  16.9 Attorneys' Fees and Costs. If either party commences litigation or other proceedings (including, without limitation, arbitration) for the interpretation, reformation, enforcement or rescission of this Agreement, the prevailing party shall be entitled to recover from the other party an amount equal to reasonable attorneys' fees and court and other costs incurred.

                  16.10 Successors. All terms of this Agreement shall be binding upon and inure to the benefit of the parties and their respective administrators or executors, successors and assigns; provided, however, that Optionor may not assign or delegate its rights and obligations hereunder, and Optionee may not assign or delegate its rights and obligations under this Agreement without the prior written consent of Optionor, which consent will be given provided that concurrently with delivery of Optionor's consent, Optionor is paid its share of Profits, if any, determined pursuant to Section 6.1(b) or (c) in connection with such assignment.

                  16.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute but one instrument.

                  16.12 Time. Time is of the essence of this Agreement and in the performance and enforcement of each of the premises, covenants, representations and warranties of the parties contained herein. If an act is required to be performed on a certain day and such day is not a regular business day, the time

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of performance or measurement shall be extended to and including the next regular business day. Optionee expressly acknowledges and agrees that Optionor has purchased the Property for investment purposes, and the grant of the Option to Optionee will require that Optionor remove the Property from the real estate market for the Option Term. Accordingly, Optionor may insist upon the strict adherence of Optionee to the time deadlines and requirements set forth in this Agreement with respect to Optionee's exercise, if any, of the Option and the performance of all other obligations of Optionee hereunder.

                  16.13 Authority. Each person signing this Agreement represents and warrants that he or she has the proper authority to bind the party on whose behalf he or she signs.

                  16.14 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year appearing with their respective signatures.

Date: October 9. 1996

"OPTIONOR"
                                            AMERICAN CASINO ENTERPRISES, INC.,
                                            a Nevada corporation

                                            By:___/s/ Audrey Knight Tassinari
                                            Audrey Knight Tassinari, Vice Pres.


"OPTIONEE"
                                            VICTORSON & ASSOCIATES, INC.,
                                            a Nevada corporation

                                            By: /s/ Fred H. Victorson
                                            FRED H. VICTORSON, PRESIDENT


                                            /s/ FRED VICTORSON, Individually


                            CONSENT OF TITLE COMPANY

         United Title of Nevada agrees to (i) accept the foregoing agreement,
(ii) be Title Company under the Agreement and (iii) be bound by the Agreement in the performance of its duties as Escrow Agent; however, the undersigned shall have no obligations, liability or responsibility (i) under this consent or otherwise, unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned, or (ii) under any amendment to the Agreement unless and until the amendment is accepted by the undersigned in writing.

Date: 10/10/96
                                                     UNITED TITLE COMPANY,
                                                     a Nevada corporation

                                                     By: /s/ Angelina S. Galindo
                                                     Angelina S. Galindo
                                                     Its: Senior Escrow Officer


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                                    Exhibit A



Parcel l:

The Southeast Quarter (SE 1/4) of Section 20, Township 22 South, Range 60 East, M.D.B. & M., Clark City,
Nevada

Parcel 2:

The Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of the Northeast Quarter (NE 1/4) of Section 20, Township 22 South, Range 60 East, M.D.M., Clark County, Nevada.


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